Exhibit 10.25.3

EXECUTION VERSION

GUARANTY
THIS GUARANTY, dated as of February 9, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), is made by Ditech Holding Corporation (formerly known as Walter Investment Management Corp.), a Maryland corporation (the “Guarantor”), in favor of Credit Suisse First Boston Mortgage Capital LLC as administrative agent (the “Administrative Agent”) for the benefit of Buyer Parties (defined below).
RECITALS
The Administrative Agent entered into that certain Second Amended and Restated Master Repurchase Agreement, by and among Administrative Agent, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman”), Alpine Securitization LTD (“Alpine” and together with CS Cayman, “CS Buyers”), Barclays Bank PLC (“Barclays”, and together with the CS Buyers, the “Buyers”), Reverse Mortgage Solutions, Inc. (“Seller”), RMS REO CS, LLC (“CS REO Subsidiary”) and RMS REO BRC, LLC (“Barclays REO Subsidiary”, and, together with the CS REO Subsidiary, the “REO Subsidiaries”, and together with the Seller, each a “Seller Party” and collectively, the “Seller Parties”), dated as of November 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”).
On or about November 30, 2017, Walter Investment Management Corp. filed a case under Chapter 11 of the Bankruptcy Code styled as In re Walter Investment Management Corp., Case No. 17-13446-jlg.
It is a condition precedent to continuing Transactions on and after the Plan Effective Date and the obligation of the Administrative Agent on behalf of Buyers to enter into future Transactions under the Repurchase Agreement that the Guarantor shall have executed and delivered this Guaranty to the Administrative Agent for the benefit of Buyer Parties.
NOW, THEREFORE, in consideration of the foregoing premises, to induce the Administrative Agent and Buyers to continue to enter into Transactions under the Repurchase Agreement, the Guarantor hereby agrees with the Administrative Agent and Buyers, as follows:
1.Defined Terms.
(a)    Unless otherwise defined herein, capitalized terms which are defined in the Repurchase Agreement and used herein are so used as so defined.
(b)    For purposes of this Guaranty, “Bankruptcy Code” shall mean title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time.
(c)    For purposes of this Guaranty, “Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Case or any other court having jurisdiction over the Case, including, to the extent of the withdrawal of any

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reference under 28 U.S.C. § 157, the United States District Court for the Southern District of New York.
(d)    For purposes of this Guaranty, “Buyers” shall mean CS Cayman, Alpine, Barclays and each Buyer identified by the Administrative Agent from time to time pursuant to the Administration Agreement, and “Buyer Parties” shall mean the Administrative Agent and the Buyers.
(e)    For purposes of this Guaranty, “Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement dated as of February 9, 2018, among Guarantor, as borrower, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch as administrative agent and collateral agent as it may be amended, supplemented or otherwise modified (including, without limitation, by a waiver of any terms thereof) from time to time. To the extent provisions of the Credit Agreement are incorporated by reference and such provisions use other defined terms set forth in the Credit Agreement, such defined terms are hereby incorporated by reference as well; provided, that if any such provisions or defined terms are subsequently amended or modified, the provisions and defined terms that are incorporated by reference shall be deemed to be such amended or modified provisions and defined terms. Notwithstanding that the Credit Agreement may be terminated, the provisions incorporated by reference into this Guaranty shall survive and continue to bind the Guarantor hereunder.
(f)    For purposes of this Guaranty, “Obligations” shall mean all obligations and liabilities of the Seller Parties (in whatever capacity they act) under the Repurchase Agreement or other Program Agreements to the Administrative Agent and Buyers, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Repurchase Agreement and any other Program Agreements, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, interest and fees that accrue after the commencement by or against any Seller Party or Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and all fees and disbursements of counsel to the Administrative Agent and Buyers that are required to be paid by a party to the Transactions pursuant to the terms of the Program Agreements and costs of enforcement of this Guaranty) or otherwise. “Debtor Relief Law” means any law, administration, or regulation relating to reorganization, winding up, administration, composition or adjustment of debts or otherwise relating to bankruptcy or insolvency.
2.    Guaranty.
(a)    The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent for the benefit of Buyer Parties the prompt and complete payment and performance by the Seller Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, with a notice to Guarantor (provided failure to give notice will not

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affect the validity of such extension or renewal) but without further assent from it, and it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Obligation. Anything contained herein to the contrary notwithstanding, the obligations of the Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of any similar federal or state law.
(b)    The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or Buyers in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the later of (i) the termination of the Repurchase Agreement or (ii) the Obligations are paid in full, notwithstanding that from time to time prior thereto the Seller Parties may be free from any Obligations.
The Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives, to the extent permitted by applicable law, any right to require that any resort be had by the Administrative Agent or any Buyer to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of any Person.
(c)    No payment or payments made by the Seller Parties or any other Person or received or collected by the Administrative Agent from the Seller Parties or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full.
(d)     Guarantor agrees that whenever, at any time, or from time to time, the Guarantor shall make any payment to the Administrative Agent for the benefit of Buyer Parties on account of the Guarantor’s liability hereunder, the Guarantor will notify the Administrative Agent in writing that such payment is made under this Guaranty for such purpose.
3.    Right of Set-off. The Administrative Agent on behalf of Buyer Parties is hereby irrevocably authorized at any time and from time to time without prior notice to the Guarantor, any such notice being hereby waived by the Guarantor, to set off and appropriate and apply any and all monies and other property of the Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent and Buyers or any affiliate thereof to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent on behalf of Buyer Parties may elect, on account of the Obligations and liabilities of the Guarantor hereunder and claims of every nature and description of the Administrative Agent on behalf of Buyer Parties

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against the Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement and the other Program Agreements or otherwise, as the Administrative Agent on behalf of Buyer Parties may elect, whether or not the Administrative Agent has made any demand for payment and although such Obligations and liabilities and claims may be contingent or unmatured. The Administrative Agent shall notify the Guarantor promptly after exercise of any such set-off and the application made by the Administrative Agent on behalf of Buyer Parties, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent on behalf of Buyer Parties under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or Buyers may have.
4.    Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or Buyers, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or Buyers against the Seller Parties or any other guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or Buyers for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller Parties or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent or Buyers by the Seller Parties on account of the Obligations are paid in full and the Repurchase Agreement and the other Program Agreements are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amounts shall be held by the Guarantor in trust for the Administrative Agent, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
5.    Amendments, etc. with Respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without prior notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent may be rescinded by the Administrative Agent, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or Buyers, and the Repurchase Agreement and the other Program Agreements, and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Administrative Agent shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent may, but shall be under no obligation to, make a similar

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demand on the Seller Parties or any other guarantor, and any failure by the Administrative Agent to make any such demand or to collect any payments from the Seller Parties or any such other guarantor or any release of the Seller Parties or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or Buyers against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
6.    Guaranty Absolute and Unconditional.
(a)    Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Guaranty; and all dealings between the Seller Parties or the Guarantor, on the one hand, and the Administrative Agent on behalf of Buyer Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller Parties or the Guarantor with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Repurchase Agreement and the other Program Agreements, any of the Obligations or any lien on the collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, (ii) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Seller Parties against the Administrative Agent or Buyers, (iii) any defense Guarantor has to performance hereunder and any other circumstance whatsoever (with or without notice to or knowledge of the Seller Parties or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller Parties for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance, (iv) the benefit of any statute of limitations affecting the Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor's liability hereunder, or (v) any defense arising by reason of or deriving from (1) any claim or defense based upon an election of remedies by the Administrative Agent, such as nonjudicial foreclosure, or (2) any election by the Administrative Agent under Section 1111(b) of the Bankruptcy Code, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantor. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent may, but shall be under no obligation, to pursue such rights and remedies that they may have against the Seller Parties or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent to pursue such other rights or remedies or to collect any payments from the Seller Parties or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller Parties or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve

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the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent on behalf of Buyer Parties against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and their successors and assigns thereof, and shall inure to the benefit of the Administrative Agent, the Buyers and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Repurchase Agreement and the other Program Agreements, the Seller Parties may be free from any Obligations.
(b)    Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to the Administrative Agent and Buyers as follows:
(i)    Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Administrative Agent and Buyers any claim or defense based upon, an election of remedies by the Administrative Agent and Buyers which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against the Seller Parties or any other guarantor for reimbursement or contribution, and/or any other rights of the Guarantor to proceed against the Seller Parties, against any other guarantor, or against any other person or security.
(ii)    Guarantor is presently informed of the financial condition of the Seller Parties and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. The Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of the Seller Parties’ financial condition, the status of other guarantors, if any, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Administrative Agent for such information and will not rely upon the Administrative Agent for any such information. Absent a written request for such information by the Guarantor to the Administrative Agent, Guarantor hereby waives its right, if any, to require the Administrative Agent to disclose to Guarantor any information which the Administrative Agent may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.
(iii)    Guarantor has independently reviewed the Repurchase Agreement, and the other Program Agreements and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to the Administrative Agent, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Seller Parties or any other guarantor to the Administrative Agent, now or at any time and from time to time in the future.
7.    Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent upon the insolvency,

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bankruptcy, dissolution, liquidation or reorganization of the Seller Parties or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller Parties or any substantial part of its property, or otherwise, all as though such payments had not been made.
8.    Payments. Guarantor hereby agrees that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars.
9.    Representations and Warranties. Guarantor makes and represents to Administrative Agent and Buyers as of the date hereof and as of each Purchase Date for any Transaction under the Repurchase Agreement and the other Program Agreements, the following representations and warranties:
(a)    The Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Maryland, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, unless such failure is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect.
(b)    The execution, delivery and performance of this Guaranty (i) have been duly authorized by all necessary limited liability company action on the part of Guarantor, (ii) will not violate any provision of applicable law, statue, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority applicable to Guarantor, (iii) will not violate any provision of the organizational documents of Guarantor, (iv) will not violate or result in a default under any provision of any indenture, material agreement, bond, note or other similar material instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets are bound, and (v) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any properties or assets of Guarantor.
(c)    This Guaranty when executed will constitute the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject (i) as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and (ii) to general principles of equity.
(d)    Guarantor will realize a direct economic benefit as a result of the amounts paid by Administrative Agent to Seller Parties pursuant to the Repurchase Agreement and the other Program Agreements.
10.    Reserved.
11.    Negative Covenants. Guarantor covenants and agrees with Administrative Agent and Buyers that, during the term of the Repurchase Agreement it will make those covenants and agreements with Administrative Agent and Buyers as set forth in Sections 6.03, 6.07, 6.08 and 6.09

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of the Credit Agreement which are hereby incorporated by reference, mutatis mutandis. When making those covenants and agreements set forth in the Credit Agreement with the Administrative Agent and Buyers under this Guaranty, the defined terms used therein unless modified hereunder shall have the meanings set forth in the Credit Agreement and section references and references to schedules and exhibits shall refer to those sections, schedules and exhibits in the Credit Agreement. To the extent provisions of the Credit Agreement are incorporated by reference and such provisions use other defined terms set forth in the Credit Agreement, such defined terms are hereby incorporated by reference as well. Notwithstanding that the Credit Agreement may be terminated, the provisions incorporated by reference into this Guaranty shall survive and continue to bind the Guarantor hereunder. Notwithstanding the foregoing, the following defined terms used in Article 6 of the Credit Agreement and sections in Article 6 of the Credit Agreement shall have the following meanings and/or usages and are hereby amended as follows under the Program Agreements:

•	“Borrower” shall mean “Guarantor”.

•	The reference to the term “Closing Date” in the definition of Unrestricted Subsidiary (as used in Article 6) shall mean the “Closing Date” as defined in the Credit Agreement.

•
The use of the terms “Default” and “Event of Default” in Section 6.03 of the Credit Agreement as incorporated herein by reference shall mean a Default or Event of Default under the Credit Agreement and a Default or Event of Default solely related to Section 15(n)(Guarantor Breach) of the Repurchase Agreement.

•	All references to restrictions on dividends imposed on any Person other than the Guarantor shall be deemed deleted.
12.    Credit Agreement. Guarantor shall promptly provide to Administrative Agent all amendments, waivers, modifications and supplements to the Credit Agreement; provided, however, that the obligations under this Section 12 will be deemed to be satisfied by Guarantor through arranging for Administrative Agent to receive automatic email notifications from Guarantor with respect to such items.
13.    Event of Default. If an Event of Default under the Repurchase Agreement shall have occurred and be continuing (subject to any applicable cure period), the Guarantor agrees that, as between the Guarantor and Administrative Agent, the Obligations under the Repurchase Agreement and other Program Agreements may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against a Seller Party and that, in the event of any such declaration (or attempted declaration), such Obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.
14.    Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such

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prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
15.    Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
16.    No Waiver; Cumulative Remedies. The Administrative Agent shall not by any act (except by a written instrument pursuant to paragraph 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
17.    Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent on behalf of Buyer Parties, provided that any provision of this Guaranty may be waived by the Administrative Agent on behalf of Buyer Parties in a letter or agreement executed by the Administrative Agent or by facsimile or electronic transmission from the Administrative Agent. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent on behalf of Buyer Parties and its respective successors and assigns. Administrative Agent has the sole, exclusive and non-delegable right and power to enforce this Agreement, the Repurchase Agreement, and any other Program Agreement against the Guarantor, as agent for the other Buyers notwithstanding any term, conditions or provision of this Guaranty or any other Program Agreement to the contrary.
18.    Notices. Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

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If to Guarantor:

Ditech Holding Corporation
1100 Virginia Drive, Suite 100A
Fort Washington, PA 19034
Attention: General Counsel
Telephone: (207) 419-6297

If to Administrative Agent:
Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
Attention: Margaret Dellafera
New York, New York 10010
Phone Number: 212‑325‑6471
Fax Number: 212‑743‑4810
E‑mail: margaret.dellafera@credit‑suisse.com
with a copy to:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
One Madison Avenue, 9th Floor
New York, NY 10010
Attention: Legal Department—RMBS Warehouse Lending
Fax Number: (212) 322‑2376
If to Barclays:
Barclays Bank PLC
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Joseph O’Doherty
Phone Number: 212-528-7482
E mail: joseph.o’doherty@barclays.com

with a copy to:

Barclays Bank PLC
745 Seventh Avenue, 20th Floor
New York, New York 10019
Attention: Legal Department—RMBS Warehouse Lending
19.    Reserved.

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20.    Jurisdiction.
(a)    THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(b)    GUARANTOR HEREBY WAIVES TRIAL BY JURY. GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS. GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE ADMINISTRATIVE AGENT THAT THE PROVISIONS OF THIS SECTION 19 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE ADMINISTRATIVE AGENT HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS GUARANTY. GUARANTOR MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE ADMINISTRATIVE AGENT TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY. THE ADMINISTRATIVE AGENT OR THE BUYERS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.
21.    Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Seller Parties or Guarantor relative to the subject matter hereof not reflected herein.
22.    Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations. A separate action may be brought against the Guarantor to enforce this Guaranty whether or not a Seller Party or any other person or entity is joined as a party.
23.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Seller Party under the Repurchase Agreement and the other Program Agreements is stayed upon the insolvency or bankruptcy or reorganization of such Seller Party, all such amounts otherwise subject to acceleration under the terms of such document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent.
24.    Acknowledgments. Guarantor hereby acknowledges that:

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(a)    Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Program Agreements;
(b)    the Administrative Agent does not have any fiduciary relationship to the Guarantor, and the relationship between the Administrative Agent and the Guarantor is solely that of surety and creditor; and
(c)    no joint venture exists between the Administrative Agent, Buyers and the Guarantor or among the Administrative Agent, Buyers, the Seller Parties and the Guarantor.
25.    Intent. This Guaranty is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and the other Program Agreements and Transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.
Ditech Holding Corporation, as Guarantor
By:_/s/ Cheryl A. Collins

Name: Cheryl A. Collins

Title: Senior Vice President and Treasurer

Signature Page to the Guaranty (RMS)